COLUMBUS MCKINNON CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN

                  AMENDMENT NO. 12 OF THE 1989 PLAN RESTATEMENT


          Columbus McKinnon Corporation (the "Company") hereby amends the Columbus McKinnon Corporation Employee Stock Ownership Plan (the "Plan"), as amended and restated in its entirety effective April 1, 1989, and as further amended by Amendment Nos. 1 through 11, as permitted under Section 11.1 of the Plan, as follows:

          1.   Section  7.1,  entitled  "Time  of  Distributions",   is  amended
               effective March 28, 2005 by changing Section 7.1(d)(1) to read as follows:

          "(1) REQUIREMENT OF PARTICIPANT'S CONSENT. If the aggregate value of a Participant's Account Balance exceeds $5,000, no distribution to the Participant shall be made before the Participant attains Normal Retirement Age unless the Participant is given the notice described in Section 7.1(d)(1)(A) and consents in writing to earlier payment. Such notice and consent shall not be required after the death of the Participant. If the aggregate value of a Participant's Account Balance exceeds $1,000, no distribution to the Participant shall be made before the Participant attains Normal Retirement Age unless the Participant affirmatively elects whether the payment will be made directly to the Participant or to an eligible retirement plan as a direct rollover."

          IN WITNESS WHEREOF, this instrument of amendment has been executed by a duly authorize officer of the Corporation this 17th day of March, 2005, to be effective as of the dates recited herein.


                                       COLUMBUS McKINNON CORPORATION

                                       By     /S/ TIMOTHY R. HARVEY
                                              -----------------------

                                       Title: Corporate Secretary
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